EXHIBIT 10.4

LOAN AGREEMENT
September 11, 2007

_______________________________ (the “Lender”) of ___________________, advanced USD$________ (the “Principal Sum”) to Makeup Incorporated (the “Borrower”) a wholly owned subsidiary of Makeup.com Limited (the “Guarantor”) both of 3388 Via Lido, 4th Floor, Newport Beach, California, 92663.  The funds were advanced by the Lender on September 12, 2007.

The Borrower agrees to repay and the Guarantor agrees to guarantee and ensure the repayment of, the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 7% per year (the “Interest”) from September 11, 2007.  The Borrower and the Guarantor are jointly and severally liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower and the Guarantor will evidence the debt and its repayment of the Principal Sum and the Interest with a joint promissory note in the attached form.

The Lender may, in its sole discretion, provide the Borrower and the Guarantor with written instructions to convert any payment of Principal Sum or Interest into restricted shares of common stock in the capital of the Guarantor.  Payments will be converted into fully paid, non-assessable and, subject to United States securities laws, restricted shares of common stock in the capital of the Guarantor (the “Conversion Shares”) at a conversion price of the lesser of (1) US$0.50 per share and (2) a 20% discount to the Guarantor’s closing market price on the day the Borrower receives the written instructions from the Lender.  If the debt is in foreign currency other than the US then the foreign currency will be converted at the exchange rate as of the date the Lender provides instructions to convert the debt to restricted shares of the Guarantor.  The Borrower and Guarantor covenants to cause the Conversion Shares to be issued in the name of the Lender, or such party as the Lender may direct.

LENDER	BORROWER Makeup Incorporated

Per:	Per:

Authorized Signatory

This Guarantee made September 11, 2007, by Makeup.com Limited, a business corporation under the laws of the State of Nevada, located at 3388 Via Lido, 4th Floor, Newport Beach, California, 92663, herein referred to as a guarantor.  The Guarantor is the parent corporation of Makeup Incorporated (“Borrower”), a wholly owned subsidiary, located at 3388 Via Lido, 4th Floor, Newport Beach, California, 92663, and engages in a substantial business relationship with the Borrower and is issuing this guarantee on behalf of and as an act incident to that business relationship to any lender who has advanced funds to Borrower.  Guarantor agrees to remain bound under this guarantee for so long as Borrower must comply with the Loan Agreement and Promissory Note.    Guarantor agrees that payments can be converted into fully paid, non-assessable and, subject to United States securities laws, restricted shares of its common stock (the “Conversion Shares”) at a conversion price of the lesser of (1) US$0.50 per share and (2) a 20% discount to the Guarantor’s closing market price on the day the Borrower receives the written instructions from the Lender.  Guarantor hereby acknowledges acceptance of this guarantee.

GUARANTOR
Makeup.com Limited

Per:

Authorized Signatory

PROMISSORY NOTE

Principal Amount: USD$50,000	September 11, 2007

For value received, Makeup Incorporated (the  “Borrower”), a wholly owned subsidiary of Makeup.com Limited (the “Guarantor”) and the Guarantor jointly and severally promises to pay on demand to the order of _________________ (the “Lender”) the sum of USD$________ lawful money of United States of America (the “Principal Sum”) together with interest on the Principal Sum from the effective Date of September 11, 2007 both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 7 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Date of the Consolidated Loan (for an effective rate of 7.23% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Lender may, in its sole discretion, have any repayment of Principal Sum or Interest converted into restricted shares of common stock in the capital of the Guarantor in accordance with the terms and conditions of the attached loan agreement.

The Borrower and the Guarantor waive presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER Makeup Incorporated

Per:

Authorized Signatory

GUARANTOR Makeup.com Limited

Per:

Authorized Signatory

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